Exhibit 6.7

I 600 ೦೦ dH•li.:tl TELANGANA I • Tran Id : 25081315162132720I Date: 13 AUG 2025, 03:25 PM Purchased By: VENKAT RATNAM POPPOPPU S/o BULLI RAMAIAH POPPOPPU Ri o HYDER.ABAD l'or \ Vhom MIS . MYR.XWAl, L ET PRANA PRNAIE L IMITED (1 BT 304087 c.Jrr t ೦ GOPA SREEMANTH LICENSED STAMP VENDOR Lie . No . 15 - 10.038 /2 019 R e n.No . 15 - 10 - 081 / 2025 ShopNo : 7 , Pl o t No : 44 , Serilingampaliy , Madhapur , Hyderabad P h 9703416341 AGREEMENT OF SALE 'lliis Agreement of Sale is made and executed on this the 16 th August 2025 at Hyderabad by and between : ೦ t . Arcbitha Raj Kumar Ittaboiena (Aadbaar No : 6144 2950 6533 , Pan No : AAHP 07396 Q, DIN no . 07575022 ), W/o Raj Kumar Yadav, age 47 years, Resident or : H . No . 168 / 3 rt ೦ Su . Imai Cottag ೦ ' 3 Jayanagar Colony, Meena Gardens, Hyderabad, Telangana - 500057 Hereinafter referred to as the VENDOR, which expression shall mean and include all their legal heirs , executors, successors , administrators, representatives, assignee of the first part . I AND I Mis MyRxWallet Prana Private Limited, Represented by its Directors ; 1 . VENKATA IIATNAM POPPOPPU (Aadhaar No : 3179 3673 9502 , PAN No : AILPP 4689 B, DIN : 0 J 812% 4 ), S/o Bum Ramaiah Poppoppu, aged 54 years, Resident ofHNo 2 - 63 , Flat No 204 , Block - 11, Sai Durga Avenue, Nizampet, Hyderabad, Telangana, 500090. 2. Suresh S (Aadbaar No: 3869 5ff22 4901, PAN No: BKIPS1400F, DIN: 06777788), S/o Sura Venkateshwara Rao, aged 47 years, lt'esident ofHNo 3 - 6 - 54, Flat No 4D, Anatha Sai Apartment, Vivekanandba Nagar Colony, Road no ೦ • Kukatpally, Hyderabad, Telangaaa, 500072 r .k:::::IM:= - :: ::: - - - 1 ೦ - 5:5 I I

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Total Consultan Fee Total Land Price 120,00,000/ - 2% 60 Crore Total (INR) Price Per Acre No . Of Acres 60 Crore 6 Crore 10 Total (INR) Stamp - duty &Registration Cha1"2es Tota l Land Price 4,56,00,000/ - <INR 4.56 Cr) 7.6% 60 Crore Total Sale Con s ideration Value Consultancy Fee Stamp - duty &Registration Cbare:es Total Land Price INR 65.76 Crore INR 1.20 Cr INR4.56 Cr 60 Crore Hereinafter referred to as the VENDEES, which expression shall mean an · dinclude all its legal heirs , executors, successors , administrators, representatives, assignee of thesecond part . The VENDEES , VENDOR and other partiesinvolved have come ti> a mutual agreement to execute this sale of a total land extent admeasuring 10 Acres (Refer Table 1 ), situated at at Village KaUakal ,Manda! Manoharabad , Division Toopran , District Medak, State Telangana . Pin - 502110 , for a cumulative total sale consideration including the stamp duty, consultation fee , and the amount to be paid to the land owners would be Rs 65 , 76 , 00 , 000 INR, Rupees Sixty - Five Crore and seventy six Lakh Only (~ $ 75 , 58 , 62 . 0 i . e . , Seven Million Fifty five thousand eight Hundred sixty two and six cents US Dollars @INR 87 / - ) . The details of this totalsum amount have been outlined below in the reference table . Reference table : Whereas the above - mentioned VENDOR is the nominated representative of the land owners of the scheduled property for the purpose of signing this agreement and to execute this agreement of sale on their behalf. The land owners who will be signing the sale deeds at the registrar office (Refer table 1) are the absolute owners and possessors of the scheduled property. Whereas the VENDOR is, Smt. Architha Raj Kumar lttaboiena as a individual , owning land parcel admeasuring 10 acres of the scheduled property , who have offered herein offered to sell the total 10 Acres (Refer Table 1), situated at at Village Kallakal , Mandal Manoharabad, Division Toopran , District Medak , State Telangana. Pin - 502110,in its entirety to the VENDEE for a total consideration of Rs 6 0, 00,00 , 000 INR, Rupees Sixty Crore, (6,896,552 $) calculated at Rs 6,00,00,000 INR, Six..Crores per acre (689,655 $). The VENDEE herein agreed to purchase the property for the said lump sum sale consideration from the VENDOR. 3

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Location Map: · - - - - - - - -- - , - s E w N SL NO Pan,c:ulars Sy NO ttl<tftnt ] Couto Ar . G t .. 01 02 ! i I 325 7 - :?f \ 03 I 1 - ೦ 0 n ௭ 4 4

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Purpo se Extent ACR - GTS Sy.No Particulars S . No Sale 12 - 05 330 1 For Sale 10 acres Out of which (in acres) On Lease 2 - 05 acres Balance (in acres) Below are the details the Land owner with Survey numbers & land extent: • The Individual Landowner Smt. Architha Raj Kumar lttaboiena to act as their lawful representative for the purposes of this Agreement to Sale. Table 1: ε I Note: The total extent of the land measures Acres 69 . 27 (Sixty - Nine Acres and Twenty - Seven Guntas), which is the absolute property of Smt . Architha Raj Kumar Ittaboiena . Out of the said total extent, an extent of Acres 12 . 05 {Twelve Acres and Five Guntas) comprised in Survey No . 330 is identified for sale . From the said extent , an area of Acres 10 . 00 (Ten Acres only) is agreed for sale under this Agreement . This Agreement of Sale further witnesses as follows : 1. The VENDEE will go ahead with the purchase and carry out the registration process of the scheduled property on or before 120 days from the date of this agreement , post which it is null and void . 2. The VENDEE will have to pay a Stamp and registration duty of 7 . 6 % of the total sale consideration to the Government of Telangana prior to the registration to book a slot at the sub - registrar / SRO office to carry out the registration of the sale deed . This amount would total to Rs 4 , 56 , 00 , 000 INR Rupees Four Crore Fifty - Six Lakh Only (~ $ 524 , 137 . 93 i . e . , Five Hundred Twemy - Four Thousand One Hundred Thirty - Seven Dollars and Ninety - Three Cents US Dollars @INR 87 / - ) . 3. The said sale consideration does not include the consultation and facilitation fee payable to RAG HA VENDRA VERITA SPACES LLP towards facilitating the agreement of sale , which stands at 2 % of the total sale consideration plus 18 % applicable GST . The total payable fee would be Rs 120 , 00 , 000 INR , Rupees Sixty Laich Only (~ $ 137 , 931 . 03 i . e . , One Hundred thirty - seven Thousand Nine Hundred thirty one Dollars and Fifty - TwoC ೦ ts US Doi/or : s 87 1 - ) 1 . 5

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4. The VENDEE will have to account for the out of pocket expenses to be paid at the time of registration of which will be handled by Raghavendra Verita Spaces LLP . 5. The Total sale consideration including the stamp duty . consultation fee and the amount to be paid to the landowners would be Rs 65 , 76 , 00 , 000 INR, Rupees Sixty - Five Crore and seventy six Lakh Only (~ $ 75 , 58 , 62 . 0 i . e . , Seven Million Fifty five thousand eight Hundred sixty two and six cents US Dollars@INR 87 / - ) . 6. The said total sale consideration does not include the Land Zone/ Nala Conversion Fee that needs to be paid to the government or the facilitation charges that need to be paid to Raghavendra Verita Spaces LLP for taking care of the land zone conversion process , in case any portion of the proposed land needs to be converted to better suit the VENDEE's end utility . That the total land area of l 0 acres is valued at t 6 Crore per acre , amounting to a total consideration oft 60 Crore (USD 689 , 550 ) . For the purpose of statutory or contractual calculations for Nala conversion , @ 4 % of the total land value has been computed as Rs : 2 , 40 , 00 , 000 / - (Two - crore Forty Lakh) (USD - 275862 $ ) . Accordingly . 7. A breaking fee of 1 % will be applicable to the VENDOR or VENDEE in case of defaulting from either party with regards to this agreement of sale . 8. The Legal heir certificate for the deceased land owners will be obtained before the registration day, the same will be provided to the VENDEE along with other documents at the time of registration and they will physically appear and sign the sale deeds at the time of registration in place of the deceased . 9. Whereas the VENDORS will hand over the possession of the scheduled property to the VENDEE at the time of registration to pursue all the necessary developments and endeavour for this sale . 10. The VENDOR assures the VENDEE that the scheduled property is the absolute property of the land owners and that no other person has any right, title or interest over the same now or in the future . 11. The VENDOR assures the VENDEE that there are no further legal impediments to enter into this agreement with the VENDEE and that the scheduled property is not subject to any further gift, alienation , transfer or any encumbrance of whatsoever kind or nature and is free for sale in favour of the VENDEE . 12. The VENDOR assures the VENDEE that they have not entered into any other agreement of sale or sales with any other third party and scheduled property is freefor sale to the VENDEE . 13. The VENDOR assures to handover all the Original documents of title including the link documents, EC, property tax recipients or any other to the VENDEE at the time of registration . 14. The VENDOR indemnifies the VENDEE against all

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compensations, charges , that may be put by the VENDEE on account of any defect in title or Vendor's right to execute a sale/transfer of the property to the VEND EE/his nominee. 15. The VENDOR will accept a relative reduction in the sale consideration agreed in this document, in case the extent of schedule property is less than what is stated in this agreement after an official revenue survey of the property physically . 16. The VENDOR and land owner, facilitated by Raghavendra Verita Spaces LLP, are willing to cooperate in case a land zone conversion is required by the VENDEE SCHEDULE OF PROPERTY All the land admeasuring 10 Acres in total bearing survey no ' s detailed in table I , situated at Village Kallak : al , Mandal Manobarabad , Division Toopran , District Medak, State Telangana . Pin - 502110 . The schedu le property is bounded by : NORTH: Neighbors Land SOUTH: Sy.no. 329 EAST: Road Facing WEST: Neighbors Land IN WITNESS WHEREOF the above - named VENDOR and VENDEE have signed this Agreement of Sale on the day, month and year aforementioned with their own free will and consent in the presence of the witnesses below mentioned . WITNESSES : VENDOR : 1. ௭ / Smt: ARCBITHA RAJ KUMARIITABOIENA (Landlord) 2. 1 . Sri :VENKATA Director 7

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s. ೦ 2. Suresb S 8

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